Exhibit 3.1

CERTIFICATE OF OWNERSHIP

 OF INNOVA ROBOTICS & AUTOMATION, INC.

(a Delaware corporation)

AND

COROWARE, INC. (a Delaware corporation)

UNDER SECTION 253 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

The undersigned corporations organized and existing under and by of the General Corporation Law of the State of Delaware,

DO HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION
Innova Robotics & Automation, Inc.	Delaware
CoroWare, Inc.	Delaware

SECOND: That 100% of the outstanding stock of CoroWare, Inc. is owned by Innova Robotics & Automation, Inc.

THIRD: That the name of the surviving corporation of the merger is Innova Robotics & automation, Inc., which will continue its existence as said surviving corporation under the name CoroWare, Inc.

FOURTH: That the Certificate of Incorporation of Innova Robotics & Automation, Inc. , a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation, except that article FIRST relating to the name shall be struck and shall be substituted in lieu therefore the following article:

"FIRST: The name of the corporation is CoroWare, Inc."

FIFTH: That the members of the Board of Directors of Innova Robotics & Automation, Inc. unanimously adopted the following resolution by written consent on the 31" day of December 2007:

RESOLVED, that the Corporation's wholly-owned subsidiary, CoroWare, Inc., be merged with and into the Corporation, and that upon the filing of the appropriate certificate of Merger with the Secretary of State of the State of Delaware, the Corporation's name shall be changed to CoroWare, Inc.

SIXTH: This merger shall be effective on April 25, 2008.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 22nd day of April 2008.

INNOVA ROBOTICS & AUTOMATION, INC.

By: /s/Lloyd Spencer

Name: Lloyd Spencer

Title: Chief Executive Officer

COROWARE, INC.

By: Is/Lloyd Spencer

Name: Lloyd Spencer

Title: Chief Executive Officer

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